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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-1 of our report dated March 27, 2008, relating to the consolidated financial statements of Interactive Brokers Group, Inc. and subsidiaries, appearing in the Prospectus, which is a part of this Registration Statement, and our report dated March 27, 2008 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP New York, NY April 24, 2008

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  Exhibit 23.1